Exhibit 99.1

FOR IMMEDIATE RELEASE

Green Plains Declares Quarterly Cash Dividend

OMAHA, Neb., Feb.  8, 2017 (GLOBE NEWSWIRE)  Green Plains Inc. (NASDAQ:GPRE) today announced that its board of directors declared a  quarterly cash dividend of $0.12 per share on the company’s common stock,  payable on March 17, 2017, to shareholders of record at the close of business on Feb.  24, 2017.

About Green Plains

Green Plains Inc. (NASDAQ:GPRE) is a diversified commodity-processing business with operations related to ethanol, distillers grains and corn oil production; grain handling and storage; a cattle feedlot; and commodity marketing and distribution services. The company is the second largest consolidated owner of ethanol production facilities in the world, with 17 dry mill plants, producing nearly 1.5 billion gallons of ethanol at full capacity. Green Plains, through its wholly owned subsidiary Fleischmann’s Vinegar Company, provides specialized ingredient solutions for leading food and feed manufacturers. Green Plains owns a 62.5% limited partner interest and a 2.0% general partner interest in Green Plains Partners LP (NASDAQ:GPP).

Contact: Jim Stark, Vice President - Investor and Media Relations, Green Plains Inc. (402) 884-8700

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